Exhibit 10.8

June 8, 2021

Re: Research and Option Agreement dated as of March 16, 2021 (“Agreement”) by and between YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVESITY OF JERUSALEM (“Yissum”) and LIPOVAC LTD. (“Lipovac”)

Reference is made to the above referenced Agreement. Capitalized terms used herein shall, unless otherwise defined, have the meanings ascribed to them in the Agreement.

Each of the undersigned parties acknowledges that as of the date hereof the Company has advanced to Yissum and to Professor Yechezkel Barenholtz, the researcher at Yissum (hereinafter “Prof. Barenholtz”), $200,000 of the Research Fee referred to in Section 2.1 of the Agreement.

Yissum and Prof. Bareholtz have requested that the Company advance to them $100,000 of the Research Fee, notwithstanding the terms of the Agreement which provide that the next required payment of the Research Fee is $200,000 and is due within six (6) months of the Effective Date. The Company is agreeable to advance this amount on the understanding specified below.

By their signatures below, each of Yissum and Prof. Barenholtz agree that the $100,000 of the Research Fee to be advanced by the Company under the terms of the Agreement is account of the next scheduled payment of $200,000 under Section 2.1 of the Agreement. Accordingly, following the advance of the above referenced $100,000 the next required payment of the Research Fee shall be $100,000.

This Agreement is made and executed under and in all respects is to be governed and construed under the laws of the State of Israel.

This Letter Agreement shall constitute an amendment to the terms of the Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVESITY OF JERUSALEM	LIPOVAC LTD.

	By:	/s/ Yoram Drucker
	Name:	Yoram Drucker
	Title:	CEO

YECHEZEKEL BARENHOLTZ